UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2020

Athersys, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33876	20-4864095
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio		44115-2634 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (216) 431-9900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 20, 2020, Athersys, Inc. (the “Company”) closed its previously announced underwritten public offering of 25,587,500 shares of its common stock, par value $0.001 per share (“Common Stock”), at a price to the public of $2.25 per share, which includes 3,337,500 shares of Common Stock pursuant to the underwriters’ option to purchase additional shares, which the underwriters exercised in full. Gross proceeds to the Company from the offering are approximately $57.6 million, before deducting the underwriting discount and estimated offering expenses.

The Company is filing herewith the following exhibits to its Registration Statement on Form S-3 (Registration No. 333-235945):

1.    Underwriting Agreement, dated April 15, 2020, between the Company and BofA Securities, Inc., as representative of the underwriters named in Schedule I thereto.

2.    Opinion of Jones Day.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 15, 2020, between the Company and BofA Securities, Inc., as representative of the underwriters named in Schedule I thereto.

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHERSYS, INC.

Dated: April 20, 2020	By	/s/ Laura K. Campbell
	Name:	Laura K. Campbell
	Title:	Senior Vice President of Finance